United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

October 18, 2006

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 18, 2006, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Deltic Timber Corporation (the “Company”) approved amendments to the Company’s 2002 Stock Incentive Plan, Annual Incentive Compensation Plan, Non Qualified Stock Option Form, Restricted Stock Award Agreement and Stock Power, Performance Based Restricted Stock Award Agreement and Stock Power, Change-in-Control and Involuntary Severance Agreement with CEO, Change-in-Control Agreement with CEO Direct Reports and Deltic Timber Corporation Supplemental Executive Retirement Plan. The Committee, which administers executive compensation for the Company, adopted the amendments to bring the various plans, awards made pursuant thereto, and agreements into compliance with new Internal Revenue Code Section 409A rules regarding deferred compensation.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Deltic Timber Corporation 2002 Stock Incentive Plan

10.13	Annual Incentive Compensation Plan

10.14	Non Qualified Stock Option Form

10.15	Restricted Stock Award Agreement and Stock Power

10.16	Performance Based Restricted Stock Award Agreement and Stock Power

10.17	Change-in-Control and Involuntary Severance Agreement with CEO

10.18	Change-in-Control Agreement with CEO Direct Reports

10.20	Deltic Timber Corporation Supplemental Executive Retirement Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ W. Bayless Rowe
W. Bayless Rowe, Secretary

Date: October 24, 2006